Exhibit 21.1

Subsidiaries

Sovran Acquisition Limited Partnership, a Delaware limited partnership

Sovran Holdings, Inc., a Delaware Corporation

Locke Sovran I LLC., a New York limited liability company

Locke Sovran II LLC, a New York limited liability company

The Locke Group, LLC, a Delaware limited liability company

Uncle Bob’s Management, LLC, a New York limited liability company

Iskalo Land Holdings, LLC, a New York limited liability company

Sovran Jones Road, LLC, a Delaware limited liability company

Sovran Congress, LLC, a Delaware limited liability company

Sovran Cameron, LLC, a Delaware limited liability company

Sovran Huebner, LLC, a Delaware limited liability company

Sovran Little Road, LLC, a Delaware limited liability company

Sovran Granbury, LLC, a Delaware limited liability company

Sovran Shackelford, LLC, a Delaware limited liability company

Sovran Manchester, LLC, a Delaware limited liability company

Sovran DeGaulle, LLC, a Delaware limited liability company

Sovran Grapevine, LLC, a Delaware limited liability company

Sovran Washington, LLC, a Delaware limited liability company

Sovran Meramac, LLC, a Delaware limited liability company

Sovran Seminole, LLC, a Delaware limited liability company